EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to inclusion in this Registration Statement on Form SB-2 (Post-effective Amendment No. 1) of theglobe.com of our report dated August 11, 2004 concerning the consolidated financial statements of SendTec, Inc. and subsidiary for the years ended December 31, 2003 and 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

GREGORY, SHARER & STUART, P.A.

St. Petersburg, Florida
September 17, 2004